                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated November 16, 1998 (except Note 12 as to which the date is December 29, 1998) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-68559) and the related Prospectus of ONYX Software Corporation for the registration of 3,565,000 shares of its common stock, to be filed with the Securities and Exchange Commission on or about January 20, 1999.

                                                  ERNST & YOUNG LLP

Seattle, Washington

January 20, 1999